Exhibit 99.1

Investor	Valerie Haertel	Media	T.J. Crawford
Contact:	Senior Vice President	Contact:	Vice President
	Investor Relations		External Affairs
	(401) 770-4050		(212) 457-0583

FOR IMMEDIATE RELEASE

CVS HEALTH REPORTS THIRD QUARTER RESULTS
WITH DIVERSIFIED ASSETS DELIVERING STRONG ENTERPRISE PERFORMANCE

2020 FULL YEAR EPS AND CASH FLOW FROM OPERATIONS GUIDANCE RANGES RAISED

Continued Responsiveness to COVID-19:
•Ongoing support for employees, consumers and communities across the country
•Doubled the number of test sites to more than 4,000 CVS Pharmacy locations nationwide
•Selected to administer vaccines to long-term care facilities
•Consumer-driven health care model increases access to products and services

Third Quarter Highlights:
•Total revenues increased to $67.1 billion, up 3.5% compared to prior year
•GAAP diluted earnings per share of $0.93 and GAAP operating income of $3.2 billion
•Adjusted EPS of $1.66 and adjusted operating income of $3.6 billion
•Results reflect significant planned investments benefiting our customers, members, clients and colleagues

Year-to-date Highlights:
•Generated cash flow from operations of $12.3 billion

2020 Full Year Guidance:
•Raised GAAP diluted EPS guidance range to $5.60 to $5.70 from $5.16 to $5.29
•Raised Adjusted EPS guidance range to $7.35 to $7.45 from $7.14 to $7.27
•Raised cash flow from operations guidance range to $12.75 billion to $13.25 billion from $11.0 billion to $11.5 billion

WOONSOCKET, RHODE ISLAND, November 6, 2020 - CVS Health Corporation (NYSE: CVS) today announced operating results for the three months ended September 30, 2020.

CVS Health President and CEO Larry J. Merlo stated, “Our strong third quarter results demonstrate continued execution of our long-term strategic plan that is transforming the way health care is delivered. As an integrated health services provider, we’re developing holistic and innovative solutions that meet the needs of our customers in the community, in the home or in the palm of their hand.

“Our comprehensive pandemic response shows the power of a diverse and agile enterprise. We’ve opened more than 4,000 COVID-19 test sites across the country since March, and have administered over six million tests. We’re helping businesses and universities safely reopen and we were recently selected to administer COVID-19 vaccinations in long-term care facilities. We’ll continue to play a vital role in our nation’s recovery thanks to the tireless efforts of our nearly 300,000 employees.”

A summary of the Company’s response to the COVID-19 pandemic is included on page six.

_____________________________________________
The Company presents both GAAP and non-GAAP financial measures in this press release to assist in the comparison of the Company’s past financial performance with its current financial performance. See “Non-GAAP Financial Information” on pages 12 through 13 and endnotes on page 25 for explanations of non-GAAP financial measures presented in this press release. See pages 14 through 17 and page 24 for reconciliations of each non-GAAP financial measure to the most directly comparable GAAP financial measure.

Consolidated Third Quarter Results

	Three Months Ended September 30,			Nine Months Ended September 30,
In millions, except per share amounts	2020	2019	Change	2020	2019	Change
Total revenues	$67,056	$64,810	$2,246	$199,152	$189,887	$9,265
Operating income	3,249	2,928	321	11,387	8,950	2,437
Adjusted operating income (1)	3,622	3,947	(325)	13,063	11,573	1,490
Net income	1,219	1,529	(310)	6,217	4,887	1,330
Diluted earnings per share	$0.93	$1.17	$(0.24)	$4.72	$3.75	$0.97
Adjusted EPS (2)	$1.66	$1.84	$(0.18)	$6.21	$5.35	$0.86
Enterprise prescriptions (3) (4)	727.7	703.6	24.1	2,164.6	2,068.9	95.7

•Total revenues increased 3.5% in the three months ended September 30, 2020 compared to the prior year driven by growth in the Health Care Benefits and Retail/LTC segments.
•Operating income increased 11.0% in the three months ended September 30, 2020 compared to the prior year primarily due to a $271 million pre-tax gain on the sale of the Company’s Coventry Health Care Workers’ Compensation business (“Workers’ Compensation business”), which occurred on July 31, 2020, as well as the absence of a $205 million pre-tax loss on the sale of the Company’s Brazilian subsidiary, Drogaria Onofre Ltda. (“Onofre”) and a $96 million store rationalization charge, both recorded in the three months ended September 30, 2019. This increase was partially offset by the decrease in adjusted operating income described below.
•Adjusted operating income decreased 8.2% in the three months ended September 30, 2020 compared to the prior year. The decrease in adjusted operating income was primarily due to declines in the Health Care Benefits segment, largely attributable to the impact of planned COVID-19 related investments benefiting customers and members, and continued reimbursement pressure in the Retail/LTC segment. These decreases were partially offset by improved purchasing economics in the Pharmacy Services segment and the favorable impact of enterprise-wide cost savings initiatives in the three months ended September 30, 2020.
•Net income decreased 20.3% in the three months ended September 30, 2020 compared to the prior year primarily due to an increase in the loss on early extinguishment of debt to $766 million in the three months ended September 30, 2020, compared to $79 million in the three months ended September 30, 2019. The decrease was partially offset by the higher operating income in the three months ended September 30, 2020 described above.
•The effective income tax rate was 32.5% for the three months ended September 30, 2020 compared to 28.3% for the three months ended September 30, 2019. The increase in the effective income tax rate was primarily attributable to basis differences on the sale of the Workers’ Compensation business in the three months ended September 30, 2020 and the reinstatement of the non-deductible Health Insurer Fee (“HIF”) for 2020. These increases were partially offset by the absence of the impact of the sale of Onofre in the three months ended September 30, 2019.

Pharmacy Services Segment

The Pharmacy Services segment provides a full range of pharmacy benefit management solutions to employers, health plans, government employee groups and government sponsored programs. The segment results for the three and nine months ended September 30, 2020 and 2019 were as follows:

	Three Months Ended September 30,			Nine Months Ended September 30,
In millions	2020	2019	Change	2020	2019	Change
Total revenues	$35,711	$36,018	$(307)	$105,583	$104,418	$1,165
Operating income	1,564	1,340	224	3,949	3,387	562
Adjusted operating income (1)	1,619	1,439	180	4,127	3,682	445
Total pharmacy claims processed (4) (5)	528.2	509.5	18.7	1,575.0	1,480.3	94.7
Pharmacy network (6)	447.7	430.2	17.5	1,333.9	1,250.0	83.9
Mail choice (7)	80.5	79.3	1.2	241.1	230.3	10.8

•Total revenues decreased 0.9% in the three months ended September 30, 2020 compared to the prior year primarily driven by previously disclosed client losses and continued price compression, partially offset by growth in specialty pharmacy and brand inflation.
•Total pharmacy claims processed increased 3.7% on a 30-day equivalent basis in the three months ended September 30, 2020 compared to the prior year primarily driven by net new business, partially offset by reduced new therapy prescriptions in the three months ended September 30, 2020 as a result of COVID-19.
•Operating income and adjusted operating income increased 16.7% and 12.5%, respectively, in the three months ended September 30, 2020 compared to the prior year primarily driven by improved purchasing economics and growth in specialty pharmacy. The increase was partially offset by continued price compression and previously disclosed client losses. The increase in operating income also was driven by lower amortization expense in the three months ended September 30, 2020.

See the supplemental information on page 19 for additional information regarding the performance of the Pharmacy Services segment.

Retail/LTC Segment

The Retail/LTC segment fulfills prescriptions for medications, provides patient care programs, sells a wide assortment of general merchandise, provides health care services through walk-in medical clinics, provides medical diagnostic testing and provides services to long-term care facilities. The segment results for the three and nine months ended September 30, 2020 and 2019 were as follows:

	Three Months Ended September 30,			Nine Months Ended September 30,
In millions	2020	2019	Change	2020	2019	Change
Total revenues	$22,725	$21,466	$1,259	$67,136	$64,028	$3,108
Operating income	1,283	1,095	188	3,996	3,884	112
Adjusted operating income (1)	1,412	1,516	(104)	4,371	4,674	(303)
Prescriptions filled (4) (5)	368.4	352.3	16.1	1,088.9	1,048.2	40.7

•Total revenues increased 5.9% in the three months ended September 30, 2020 compared to the prior year primarily driven by increased prescription volume, higher front store revenues, increased diagnostic testing and brand inflation. These increases were partially offset by continued reimbursement pressure and the impact of recent generic introductions.
•Front store revenues increased 2.7% in the three months ended September 30, 2020 compared to the prior year. The increase was primarily due to strength in consumer health sales and an increase in basket size, partially offset by decreased customer traffic in the segment’s retail pharmacies as a result of the COVID-19 pandemic.
•Prescriptions filled increased 4.6% on a 30-day equivalent basis in the three months ended September 30, 2020 compared to the prior year primarily driven by the continued adoption of patient care programs. Prescriptions filled in the three months ended September 30, 2020 were adversely impacted by the COVID-19 pandemic, which resulted in reduced new therapy prescriptions, partially offset by greater use of 90-day prescriptions and increased immunizations.
•Operating income increased 17.2% in the three months ended September 30, 2020 compared to the prior year primarily driven by the absence of the $205 million pre-tax loss on the sale of Onofre and the $96 million store rationalization charge primarily related to operating lease right-of-use asset impairment charges in connection with the planned closure of underperforming retail pharmacy stores, both recorded in the three months ended September 30, 2019. This increase was partially offset by the decrease in adjusted operating income described below.
•Adjusted operating income decreased 6.9% in the three months ended September 30, 2020 compared to the prior year. The decrease in adjusted operating income was primarily due to continued reimbursement pressure, incremental operating expenses associated with the Company’s COVID-19 pandemic response efforts in the three months ended September 30, 2020 and declines in long-term care. These decreases were partially offset by the increased pharmacy and front store volume described above, improved generic drug purchasing and increased diagnostic testing in response to the COVID-19 pandemic in the three months ended September 30, 2020.

See the supplemental information on page 20 for additional information regarding the performance of the Retail/LTC segment.

Health Care Benefits Segment

The Health Care Benefits segment offers a full range of insured and self-insured (“ASC”) medical, pharmacy, dental and behavioral health products and services. The segment results for the three and nine months ended September 30, 2020 and 2019 were as follows:

	Three Months Ended September 30,			Nine Months Ended September 30,
In millions, except percentages	2020	2019	Change	2020	2019	Change
Total revenues	$18,698	$17,181	$1,517	$56,364	$52,454	$3,910
Operating income	949	1,036	(87)	5,110	3,253	1,857
Adjusted operating income (1)	1,080	1,423	(343)	6,035	4,423	1,612
Medical benefit ratio (“MBR”) (8)	84.0%	83.3%	0.7%	78.9%	83.7%	(4.8)%
Medical membership (9)				23.3	22.8	0.5

•Total revenues increased 8.8% in the three months ended September 30, 2020 compared to the prior year primarily driven by membership growth in the Health Care Benefits segment’s Government products and the favorable impact of the reinstatement of the HIF for 2020. These increases were partially offset by the divestitures of Aetna’s standalone Medicare Part D prescription drug plans (which the Company retained the financial results of through 2019) and Workers Compensation business, membership declines in the segment’s Commercial products and planned COVID-19 related investments benefiting customers and members in the three months ended September 30, 2020.
•Operating income and adjusted operating income decreased 8.4% and 24.1%, respectively, in the three months ended September 30, 2020, compared to the prior year. The decrease in both operating income and adjusted operating income was primarily driven by the planned COVID-19 related investments described above and the divestitures of Aetna’s standalone Medicare Part D prescription drug plans (“PDPs”) and Workers’ Compensation business. The decrease in operating income was partially offset by the $271 million pre-tax gain on the sale of the Workers’ Compensation business.
•The Health Care Benefits segment’s MBR increased 70 basis points in the three months ended September 30, 2020 compared to the prior year primarily driven by the planned COVID-19 related investments described above, shifts in business mix and the divestiture of Aetna’s standalone PDPs, partially offset by the reinstatement of the HIF for 2020.
•Medical membership as of September 30, 2020 of 23.3 million decreased 316 thousand members compared with June 30, 2020, primarily reflecting a decline in Commercial products, partially offset by increases in Medicaid and Medicare products.
•The Health Care Benefits segment experienced favorable development of prior-periods’ health care cost estimates during the three months ended September 30, 2020 driven by favorable development in its Government businesses, primarily attributable to second quarter 2020 performance, and development in its Commercial business largely in-line with its reserve estimated at June 30, 2020.
•Prior years’ health care costs payable estimates developed favorably by $448 million during the nine months ended September 30, 2020. This development is reported on a basis consistent with the prior years’ development reported in the health care costs payable table in the Company’s annual audited financial statements and does not directly correspond to an increase in 2020 operating results.

See the supplemental information on page 21 for additional information regarding the performance of the Health Care Benefits segment.

COVID-19 Response
CVS Health is uniquely positioned to help the country through the COVID-19 pandemic. The Company has focused its resources on the wellbeing and safety of employees, consumers and the communities it serves. The following are key actions taken to date:
Employees
•Providing regular supply of personal protective equipment and adding safety features to retail stores.
•Provided enhanced benefits, including bonuses to frontline employees, dependent care, paid sick leave for part-time employees and paid time off to employees who test positive or are quarantined due to exposure.
•Hired over 76,000 new and existing full time, part time and temporary roles, to date.
Consumers and members
•Sent care packages to members diagnosed with COVID-19 through Aetna’s Healing Better program and Caring for You kits to Medicare members enrolled on or before August 1, 2020.
•Proactively reached out to more than 825,000 most at-risk members for COVID-19.
•Waived member cost sharing for COVID-19 diagnostic testing for insured members.
•Opened crisis response line for members experiencing anxiety related to COVID-19 and expanded 24/7 access to Aetna Nurse Medical line for Aetna and Caremark members.
•Extended waivers for out-of-pocket costs for inpatient hospital admissions for treatment or health complications associated with COVID-19 for Commercial and Medicare Advantage members through December 31, 2020.
•Extended waivers for cost-sharing for in-network telemedicine visits by Commercial members for outpatient behavioral and mental health counseling services through December 31, 2020.
•Waived Medicare Advantage member out-of-pocket costs for all in-network primary care and specialist telehealth visits, including outpatient behavioral and mental health counseling services, whether done in-office or via telehealth through December 31, 2020.
•For Commercial members, waived cost sharing for minor acute care evaluation, care management services and certain behavioral health services rendered via telephone through December 31, 2020.
•Expanded telehealth options (“E-Clinic”) offered by MinuteClinic to help patients access safe, affordable and convenient non-emergency care.
•Extended maintenance prescriptions and waived early refill limits to support medication adherence.
•Waived fees associated with prescription home delivery and associated front store products.

Plan Sponsors
•Launched Return Ready, a comprehensive configurable and integrated end-to-end COVID-19 testing solution to assist employers and universities with the return of their employees, students and staff.
•Provided assistance through premium credits.
Providers
•Waived advance approvals, streamlined credentialing process, relaxed telemedicine policies and removed prior authorization requirements. Offering flexible plan designs to help reduce financial burdens.
Communities
•Administered more than six million COVID-19 tests nationwide to date.
•Doubled the number of COVID-19 testing sites at CVS Pharmacy locations to more than 4,000, with more than 50% located in communities with significant need for support according to the CDC Social Vulnerability Index. Testing is available to children 10 years and older at these sites.
•In coordination with the U.S. Department of Health and Human Services (“HHS”), opened 11 testing sites serving communities disproportionately impacted by COVID-19.
•Selected to administer COVID-19 vaccines to long-term care facilities.
•Launched critical diagnostic testing for the vulnerable senior population in long-term care facilities in partnership with three states.
•Expanded Coram infusion services to help transition eligible IV-therapy patients to home-based care, freeing up hospital capacity.
•Investing more than $50 million directly and through the Company’s foundations to address food insecurity, lack of access to telehealth services for the underserved, personal protective equipment, mental health support for front-line workers and community resilience.
•Donating nearly $40 million in products to community organizations around the country.
•Launched collaboration with Lyft through Aetna to provide access to rides for families to help get children safely to school during the pandemic.
•Served over one million meals to vulnerable populations.
•Working with public organizations, including the Centers for Disease Control and Prevention, to boost awareness of CVS Health’s preparedness efforts and capabilities.
•Returned all $43 million in funds received from the Coronavirus Aid, Relief, and Economic Security Act provider relief fund to HHS.

2020 Full Year Guidance

The Company raised its full year 2020 GAAP diluted EPS guidance range to $5.60 to $5.70 from $5.16 to $5.29 and its full year 2020 Adjusted EPS guidance range to $7.35 to $7.45 from $7.14 to $7.27. The Company also raised its full year 2020 cash flow from operations guidance range to $12.75 billion to $13.25 billion from $11.0 billion to $11.5 billion. While providing these updates to its full year guidance, the Company continues to acknowledge the inherent and unprecedented uncertainty surrounding the ongoing COVID-19 pandemic and its impact.

The adjustments between GAAP diluted EPS and Adjusted EPS include adding back amortization of intangible assets, integration costs related to the Company’s acquisition (the “Aetna Acquisition”) of Aetna Inc. (“Aetna”), gain on divestiture of the Workers’ Compensation business, receipt of amounts owed to the Company under the Patient Protection and Affordable Care Act and the Health Care and Education Reconciliation Act of 2010 (collectively, the “ACA”) risk corridor program during October 2020 that were previously fully reserved and loss on early extinguishment of debt.

Teleconference and Webcast

The Company will be holding a conference call today for investors at 8:00 a.m. (Eastern Time) to discuss its third quarter results. An audio webcast of the call will be broadcast simultaneously for all interested parties through the Investor Relations section of the CVS Health website at http://investors.cvshealth.com. This webcast will be archived and available on the website for a one-year period following the conference call.

About CVS Health

CVS Health is a different kind of health care company. We are a diversified health services company with nearly 300,000 employees united around a common purpose of helping people on their path to better health. In an increasingly connected and digital world, we are meeting people wherever they are and changing health care to meet their needs. Built on a foundation of unmatched community presence, our diversified model engages one in three Americans each year. From our innovative new services at HealthHUB® locations, to transformative programs that help manage chronic conditions, we are making health care more accessible, more affordable…and simply better. Learn more about how we’re transforming health at www.cvshealth.com.

Cautionary Statement Concerning Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by or on behalf of CVS Health Corporation. Statements in this press release that are forward-looking include Mr. Merlo’s quotation, the information under the heading “2020 Full Year Guidance” and the information included in the endnotes and reconciliations. By their nature, all forward-looking statements are not guarantees of future performance or results and are subject to risks and uncertainties that are difficult to predict and/or quantify. Actual results may differ materially from those contemplated by the forward-looking statements due to the risks and uncertainties related to the COVID-19 pandemic, the geographies impacted and the severity and duration of the pandemic, the pandemic’s impact on the U.S. and global economies and consumer behavior and health care utilization patterns, and the timing, scope and impact of stimulus legislation and other federal, state and local governmental responses to the pandemic, as well as the risks and uncertainties described in our Securities and Exchange Commission (“SEC”) filings, including those set forth in the Risk Factors section and under the heading “Cautionary Statement Concerning Forward-Looking Statements” in our most recently filed Annual Report on Form 10-K and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2020.

You are cautioned not to place undue reliance on CVS Health’s forward looking statements. CVS Health’s forward-looking statements are and will be based upon management’s then-current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. CVS Health does not assume any duty to update or revise forward-looking statements, whether as a result of new information, future events, uncertainties or otherwise.

- Tables Follow -

CVS HEALTH CORPORATION
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
In millions, except per share amounts	2020	2019	2020	2019
Revenues:
Products	$47,738	$47,149	$141,096	$136,023
Premiums	17,182	15,539	51,749	47,612
Services	1,932	1,859	5,757	5,447
Net investment income	204	263	550	805
Total revenues	67,056	64,810	199,152	189,887
Operating costs:
Cost of products sold	40,940	40,437	121,529	116,654
Benefit costs	14,396	12,850	40,534	39,396
Operating expenses	8,471	8,595	25,702	24,887
Total operating costs	63,807	61,882	187,765	180,937
Operating income	3,249	2,928	11,387	8,950
Interest expense	731	747	2,229	2,301
Loss on early extinguishment of debt	766	79	766	79
Other income	(54)	(31)	(153)	(93)
Income before income tax provision	1,806	2,133	8,545	6,663
Income tax provision	587	604	2,328	1,776
Net income	1,219	1,529	6,217	4,887
Net (income) loss attributable to noncontrolling interests	5	1	(11)	—
Net income attributable to CVS Health	$1,224	$1,530	$6,206	$4,887

Net income per share attributable to CVS Health:
Basic	$0.93	$1.17	$4.74	$3.76
Diluted	$0.93	$1.17	$4.72	$3.75
Weighted average shares outstanding:
Basic	1,310	1,302	1,308	1,300
Diluted	1,315	1,305	1,314	1,303
Dividends declared per share	$0.50	$0.50	$1.50	$1.50

CVS HEALTH CORPORATION
Condensed Consolidated Balance Sheets
(Unaudited)

In millions	September 30, 2020	December 31, 2019
Assets:
Cash and cash equivalents	$9,256	$5,683
Investments	2,831	2,373
Accounts receivable, net	23,816	19,617
Inventories	17,478	17,516
Other current assets	5,830	5,113
Total current assets	59,211	50,302
Long-term investments	20,216	17,314
Property and equipment, net	12,349	12,044
Operating lease right-of-use assets	20,484	20,860
Goodwill	79,579	79,749
Intangible assets, net	31,697	33,121
Separate accounts assets	4,793	4,459
Other assets	4,569	4,600
Total assets	$232,898	$222,449

Liabilities:
Accounts payable	$11,677	$10,492
Pharmacy claims and discounts payable	15,722	13,601
Health care costs payable	7,593	6,879
Policyholders’ funds	3,964	2,991
Accrued expenses	14,329	12,133
Other insurance liabilities	1,527	1,830
Current portion of operating lease liabilities	1,789	1,596
Current portion of long-term debt	5,443	3,781
Total current liabilities	62,044	53,303
Long-term operating lease liabilities	18,489	18,926
Long-term debt	61,552	64,699
Deferred income taxes	7,253	7,294
Separate accounts liabilities	4,793	4,459
Other long-term insurance liabilities	7,135	7,436
Other long-term liabilities	2,520	2,162
Total liabilities	163,786	158,279

Shareholders’ equity:
Preferred stock	—	—
Common stock and capital surplus	46,388	45,972
Treasury stock	(28,164)	(28,235)
Retained earnings	49,328	45,108
Accumulated other comprehensive income	1,255	1,019
Total CVS Health shareholders’ equity	68,807	63,864
Noncontrolling interests	305	306
Total shareholders’ equity	69,112	64,170
Total liabilities and shareholders’ equity	$232,898	$222,449

CVS HEALTH CORPORATION
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended September 30,
In millions	2020	2019
Cash flows from operating activities:
Cash receipts from customers	$195,554	$184,519
Cash paid for inventory and prescriptions dispensed by retail network pharmacies	(116,590)	(109,958)
Insurance benefits paid	(40,221)	(38,812)
Cash paid to other suppliers and employees	(22,185)	(21,411)
Interest and investment income received	622	756
Interest paid	(2,517)	(2,675)
Income taxes paid	(2,365)	(2,205)
Net cash provided by operating activities	12,298	10,214

Cash flows from investing activities:
Proceeds from sales and maturities of investments	3,790	5,616
Purchases of investments	(6,377)	(6,011)
Purchases of property and equipment	(1,724)	(1,890)
Acquisitions (net of cash acquired)	(828)	(361)
Proceeds from sale of subsidiary	834	—
Other	5	16
Net cash used in investing activities	(4,300)	(2,630)

Cash flows from financing activities:
Net borrowings of short-term debt	—	350
Proceeds from issuance of long-term debt	7,919	3,458
Repayments of long-term debt	(10,493)	(8,350)
Derivative settlements	(7)	(25)
Dividends paid	(1,980)	(1,952)
Proceeds from exercise of stock options	249	183
Payments for taxes related to net share settlement of equity awards	(75)	(85)
Other	(33)	11
Net cash used in financing activities	(4,420)	(6,410)
Net increase in cash, cash equivalents and restricted cash	3,578	1,174
Cash, cash equivalents and restricted cash at the beginning of the period	5,954	4,295
Cash, cash equivalents and restricted cash at the end of the period	$9,532	$5,469

CVS HEALTH CORPORATION
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended September 30,
In millions	2020	2019
Reconciliation of net income to net cash provided by operating activities:
Net income	$6,217	$4,887
Adjustments required to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,302	3,275
Stock-based compensation	288	355
(Gain) loss on sale of subsidiary	(271)	205
Loss on early extinguishment of debt	766	79
Deferred income taxes and other noncash items	(25)	(38)
Change in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable, net	(3,564)	(2,312)
Inventories	45	413
Other assets	(211)	(374)
Accounts payable and pharmacy claims and discounts payable	3,495	2,330
Health care costs payable and other insurance liabilities	(474)	535
Other liabilities	2,730	859
Net cash provided by operating activities	$12,298	$10,214

Non-GAAP Financial Information

The Company uses non-GAAP financial measures to analyze underlying business performance and trends. The Company believes that providing these non-GAAP financial measures enhances the Company’s and investors’ ability to compare the Company’s past financial performance with its current performance. These non-GAAP financial measures are provided as supplemental information to the financial measures presented in this press release that are calculated and presented in accordance with GAAP. Non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures determined or calculated in accordance with GAAP. The Company’s definitions of its non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies.

Non-GAAP financial measures such as adjusted operating income, adjusted earnings per share (EPS) and adjusted income attributable to CVS Health exclude from the relevant GAAP metrics, as applicable: amortization of intangible assets and other items, if any, that neither relate to the ordinary course of the Company’s business nor reflect the Company’s underlying business performance.

For the periods covered in this press release, the following items are excluded from the non-GAAP financial measures described above, as applicable, because the Company believes they neither relate to the ordinary course of the Company’s business nor reflect the Company’s underlying business performance:
•The Company’s acquisition activities have resulted in the recognition of intangible assets as required under the acquisition method of accounting which consist primarily of trademarks, customer contracts/relationships, covenants not to compete, technology, provider networks and value of business acquired. Definite-lived intangible assets are amortized over their estimated useful lives and are tested for impairment when events indicate that the carrying value may not be recoverable. The amortization of intangible assets is reflected in the Company’s unaudited GAAP condensed consolidated statements of operations in operating expenses within each segment. Although intangible assets contribute to the Company’s revenue generation, the amortization of intangible assets does not directly relate to the underwriting of the Company’s insurance products, the services performed for the Company’s customers or the sale of the Company’s products or services. Additionally, intangible asset amortization expense typically fluctuates based on the size and timing of the Company’s acquisition activity. Accordingly, the Company believes excluding the amortization of intangible assets enhances the Company’s and investors’ ability to compare the Company’s past financial performance with its current performance and to analyze underlying business performance and trends. Intangible asset amortization excluded from the related non-GAAP financial measure represents the entire amount recorded within the Company’s GAAP financial statements, and the revenue generated by the associated intangible assets has not been excluded from the related non-GAAP financial measure. Intangible asset amortization is excluded from the related non-GAAP financial measure because the amortization, unlike the related revenue, is not affected by operations of any particular period unless an intangible asset becomes impaired or the estimated useful life of an intangible asset is revised.
•During the three and nine months ended September 30, 2020 and 2019, acquisition-related integration costs relate to the Aetna Acquisition. The acquisition-related integration costs are reflected in the Company’s unaudited GAAP condensed consolidated statements of operations in operating expenses within the Corporate/Other segment.
•During the three and nine months ended September 30, 2020, the gain on divestiture of subsidiary represents the pre-tax gain on the sale of the Workers’ Compensation business, which the Company sold on July 31, 2020 for approximately $850 million. The gain on divestiture is reflected as a reduction in operating expenses in the Company’s unaudited GAAP condensed consolidated statements of operations within the Health Care Benefits segment. During the three and nine months ended September 30, 2019, the loss on divestiture of subsidiary represents the pre-tax loss on the sale of Onofre, which occurred on July 1, 2019. The loss on divestiture primarily relates to the elimination of the cumulative translation adjustment from accumulated other comprehensive income and is reflected in operating expenses in the Company’s unaudited GAAP condensed consolidated statements of operations within the Retail/LTC segment.
•During the three and nine months ended September 30, 2019, the store rationalization charges relate to the planned closure of 22 underperforming retail pharmacy stores in the first quarter of 2020. During the nine months ended September 30, 2019, the store rationalization charges also relate to the planned closure of 46 underperforming retail pharmacy stores in the second quarter of 2019. The store rationalization charges primarily relate to operating lease right-of-use asset impairment charges and are reflected in the Company’s unaudited GAAP condensed consolidated statements of operations in operating expenses within the Retail/LTC segment.
•During the three and nine months ended September 30, 2020, the loss on early extinguishment of debt relates to the Company’s repayment of $6.0 billion of its outstanding senior notes in August 2020 pursuant to its tender offers for such senior notes. During the three and nine months ended September 30, 2019, the loss on early extinguishment of debt relates to the Company’s repayment of $4.0 billion of its outstanding senior notes in August 2019 pursuant to its tender offers for such senior notes.

•The corresponding tax benefit or expense related to the items excluded from adjusted income attributable to CVS Health and Adjusted EPS above. The nature of each non-GAAP adjustment is evaluated to determine whether a discrete adjustment should be made to the adjusted income tax provision.

The Company’s full year 2020 guidance reconciliation also reflects the receipt of $313 million owed to the Company under the ACA’s risk corridor program during October 2020 that was previously fully reserved for as payment was uncertain. After considering offsetting items such as the ACA’s minimum medical loss ratio (“MLR”) rebate requirements and premium taxes, the Company expects to recognize pre-tax income of approximately $305 million and after-tax income of approximately $220 million during the fourth quarter of 2020. This amount has been excluded from projected full year Adjusted EPS because the Company believes this amount neither relates to the ordinary course of the Company’s business nor reflects the Company’s underlying business performance.

See endnotes (1) and (2) on page 25 for definitions of non-GAAP financial measures. Reconciliations of each non-GAAP financial measure to the most directly comparable GAAP financial measure are presented on pages 14 through 17 and page 24.

Reconciliations of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measures

Adjusted Operating Income
(Unaudited)

The following are reconciliations of operating income to adjusted operating income:

	Three Months Ended September 30, 2020
In millions	Pharmacy Services	Retail/ LTC	Health Care Benefits	Corporate/ Other	Intersegment Eliminations	Consolidated Totals
Operating income (loss) (GAAP measure)	$1,564	$1,283	$949	$(361)	$(186)	$3,249
Non-GAAP adjustments:
Amortization of intangible assets	55	129	402	1	—	587
Acquisition-related integration costs	—	—	—	57	—	57
Gain on divestiture of subsidiary	—	—	(271)	—	—	(271)
Adjusted operating income (loss) (1)	$1,619	$1,412	$1,080	$(303)	$(186)	$3,622

	Three Months Ended September 30, 2019
In millions	Pharmacy Services	Retail/ LTC	Health Care Benefits	Corporate/ Other	Intersegment Eliminations	Consolidated Totals
Operating income (loss) (GAAP measure)	$1,340	$1,095	$1,036	$(364)	$(179)	$2,928
Non-GAAP adjustments:
Amortization of intangible assets	99	120	387	1	—	607
Acquisition-related integration costs	—	—	—	111	—	111
Loss on divestiture of subsidiary	—	205	—	—	—	205
Store rationalization charge	—	96	—	—	—	96
Adjusted operating income (loss) (1)	$1,439	$1,516	$1,423	$(252)	$(179)	$3,947

	Nine Months Ended September 30, 2020
In millions	Pharmacy Services	Retail/ LTC	Health Care Benefits	Corporate/ Other	Intersegment Eliminations	Consolidated Totals
Operating income (loss) (GAAP measure)	$3,949	$3,996	$5,110	$(1,129)	$(539)	$11,387
Non-GAAP adjustments:
Amortization of intangible assets	178	375	1,196	2	—	1,751
Acquisition-related integration costs	—	—	—	196	—	196
Gain on divestiture of subsidiary	—	—	(271)	—	—	(271)
Adjusted operating income (loss) (1)	$4,127	$4,371	$6,035	$(931)	$(539)	$13,063

	Nine Months Ended September 30, 2019
In millions	Pharmacy Services	Retail/ LTC	Health Care Benefits	Corporate/ Other	Intersegment Eliminations	Consolidated Totals
Operating income (loss) (GAAP measure)	$3,387	$3,884	$3,253	$(1,053)	$(521)	$8,950
Non-GAAP adjustments:
Amortization of intangible assets	295	354	1,170	3	—	1,822
Acquisition-related integration costs	—	—	—	365	—	365
Loss on divestiture of subsidiary	—	205	—	—	—	205
Store rationalization charges	—	231	—	—	—	231
Adjusted operating income (loss) (1)	$3,682	$4,674	$4,423	$(685)	$(521)	$11,573

Adjusted Earnings Per Share
(Unaudited)

The following are reconciliations of net income attributable to CVS Health to adjusted income attributable to CVS Health and calculations of GAAP diluted EPS and Adjusted EPS:

	Three Months Ended September 30, 2020		Three Months Ended September 30, 2019
In millions, except per share amounts	Total Company	Per Common Share	Total Company	Per Common Share
Net income (GAAP measure)	$1,219		$1,529
Net loss attributable to noncontrolling interests (GAAP measure)	5		1
Net income attributable to CVS Health (GAAP measure)	1,224	$0.93	1,530	$1.17
Non-GAAP adjustments:
Amortization of intangible assets	587	0.44	607	0.46
Acquisition-related integration costs	57	0.04	111	0.09
(Gain) loss on divestiture of subsidiary	(271)	(0.20)	205	0.16
Store rationalization charge	—	—	96	0.07
Loss on early extinguishment of debt	766	0.58	79	0.06
Income tax benefit	(182)	(0.13)	(220)	(0.17)
Income allocable to participating securities, net of tax (a)	—	—	(1)	—
Adjusted income attributable to CVS Health (2)	$2,181	$1.66	$2,407	$1.84

Weighted average diluted shares outstanding		1,315		1,305
_____________________________________________
(a)Represents the corresponding impact to income allocable to participating securities, net of tax, related to the items above excluded from income from continuing operations attributable to CVS Health in determining adjusted income from continuing operations attributable to CVS Health and calculating Adjusted EPS above.

	Nine Months Ended September 30, 2020		Nine Months Ended September 30, 2019
In millions, except per share amounts	Total Company	Per Common Share	Total Company	Per Common Share
Net income (GAAP measure)	$6,217		$4,887
Net income attributable to noncontrolling interests (GAAP measure)	(11)		—
Income allocable to participating securities (GAAP measure)	—		(3)
Net income attributable to CVS Health (GAAP measure)	6,206	$4.72	4,884	$3.75
Non-GAAP adjustments:
Amortization of intangible assets	1,751	1.33	1,822	1.40
Acquisition-related integration costs	196	0.15	365	0.28
(Gain) loss on divestiture of subsidiary	(271)	(0.20)	205	0.16
Store rationalization charges	—	—	231	0.17
Loss on early extinguishment of debt	766	0.58	79	0.06
Income tax benefit	(497)	(0.37)	(611)	(0.47)
Income allocable to participating securities, net of tax (a)	—	—	(2)	—
Adjusted income attributable to CVS Health (2)	$8,151	$6.21	$6,973	$5.35

Weighted average diluted shares outstanding		1,314		1,303
_____________________________________________
(a)Represents the corresponding impact to income allocable to participating securities, net of tax, related to the items above excluded from income from continuing operations attributable to CVS Health in determining adjusted income from continuing operations attributable to CVS Health and calculating Adjusted EPS above.

Supplemental Information
(Unaudited)

The Company’s segments maintain separate financial information, and the Company’s chief operating decision maker (the “CODM”) evaluates the segments’ operating results on a regular basis in deciding how to allocate resources among the segments and in assessing segment performance. The CODM evaluates the performance of the Company’s segments based on adjusted operating income, which is defined as operating income (GAAP measure) excluding the impact of amortization of intangible assets and other items, if any, that neither relate to the ordinary course of the Company’s business nor reflect the Company’s underlying business performance as further described in endnote (1). The Company uses adjusted operating income as its principal measure of segment performance as it enhances the Company’s ability to compare past financial performance with current performance and analyze underlying business performance and trends.

The following is a reconciliation of financial measures of the Company’s segments to the consolidated totals:

In millions	Pharmacy Services (a)	Retail/ LTC	Health Care Benefits	Corporate/ Other	Intersegment Eliminations (b)	Consolidated Totals
Three Months Ended
September 30, 2020
Total revenues	$35,711	$22,725	$18,698	$116	$(10,194)	$67,056
Operating income (loss)	1,564	1,283	949	(361)	(186)	3,249
Adjusted operating income (loss) (1)	1,619	1,412	1,080	(303)	(186)	3,622
September 30, 2019
Total revenues	36,018	21,466	17,181	152	(10,007)	64,810
Operating income (loss)	1,340	1,095	1,036	(364)	(179)	2,928
Adjusted operating income (loss) (1)	1,439	1,516	1,423	(252)	(179)	3,947

Nine Months Ended
September 30, 2020
Total revenues	$105,583	$67,136	$56,364	$292	$(30,223)	$199,152
Operating income (loss)	3,949	3,996	5,110	(1,129)	(539)	11,387
Adjusted operating income (loss) (1)	4,127	4,371	6,035	(931)	(539)	13,063
September 30, 2019
Total revenues	104,418	64,028	52,454	423	(31,436)	189,887
Operating income (loss)	3,387	3,884	3,253	(1,053)	(521)	8,950
Adjusted operating income (loss) (1)	3,682	4,674	4,423	(685)	(521)	11,573
_____________________________________________
(a)Total revenues of the Pharmacy Services segment include approximately $2.5 billion and $2.7 billion of retail co-payments for the three months ended September 30, 2020 and 2019, respectively, and $8.5 billion and $8.9 billion of retail co-payments for the nine months ended September 30, 2020 and 2019, respectively.
(b)Intersegment eliminations relate to intersegment revenue generating activities that occur between the Pharmacy Services segment, the Retail/LTC segment and/or the Health Care Benefits segment.

Supplemental Information
(Unaudited)

Pharmacy Services Segment

The following table summarizes the Pharmacy Services segment’s performance for the respective periods:

					Change
	Three Months Ended September 30,		Nine Months Ended September 30,		Three Months Ended September 30, 2020 vs 2019		Nine Months Ended September 30, 2020 vs 2019
In millions, except percentages	2020	2019	2020	2019	$	%	$	%
Revenues:
Products	$35,461	$35,883	$104,802	$104,056	$(422)	(1.2)%	$746	0.7%
Services	250	135	781	362	115	85.2%	419	115.7%
Total revenues	35,711	36,018	105,583	104,418	(307)	(0.9)%	1,165	1.1%
Cost of products sold	33,809	34,300	100,583	99,918	(491)	(1.4)%	665	0.7%
Gross profit (10)	1,902	1,718	5,000	4,500	184	10.7%	500	11.1%
Gross margin (Gross profit as a % of total revenues) (10)	5.3%	4.8%	4.7%	4.3%
Operating expenses	$338	$378	$1,051	$1,113	$(40)	(10.6)%	$(62)	(5.6)%
Operating expenses as a % of total revenues	0.9%	1.0%	1.0%	1.1%
Operating income	$1,564	$1,340	$3,949	$3,387	$224	16.7%	$562	16.6%
Operating income as a % of total revenues	4.4%	3.7%	3.7%	3.2%
Adjusted operating income (1)	$1,619	$1,439	$4,127	$3,682	$180	12.5%	$445	12.1%
Adjusted operating income as a % of total revenues	4.5%	4.0%	3.9%	3.5%
Revenues (by distribution channel):
Pharmacy network (6) (14)	$21,473	$22,411	$63,109	$65,917	$(938)	(4.2)%	$(2,808)	(4.3)%
Mail choice (7) (14)	14,032	13,461	41,815	38,066	571	4.2%	3,749	9.8%
Other	206	146	659	435	60	41.1%	224	51.5%
Pharmacy claims processed: (4) (5)
Total	528.2	509.5	1,575.0	1,480.3	18.7	3.7%	94.7	6.4%
Pharmacy network (6)	447.7	430.2	1,333.9	1,250.0	17.5	4.1%	83.9	6.7%
Mail choice (7)	80.5	79.3	241.1	230.3	1.2	1.5%	10.8	4.7%
Generic dispensing rate: (4) (11)
Total	87.9%	88.1%	88.5%	88.3%
Pharmacy network (6)	88.3%	88.7%	89.0%	88.9%
Mail choice (7)	85.7%	85.3%	85.7%	85.1%

Supplemental Information
(Unaudited)

Retail/LTC Segment

The following table summarizes the Retail/LTC segment’s performance for the respective periods:

					Change
	Three Months Ended September 30,		Nine Months Ended September 30,		Three Months Ended September 30, 2020 vs 2019		Nine Months Ended September 30, 2020 vs 2019
In millions, except percentages	2020	2019	2020	2019	$	%	$	%
Revenues:
Products	$22,424	$21,273	$66,422	$63,403	$1,151	5.4%	$3,019	4.8%
Services	301	193	714	625	108	56.0%	89	14.2%
Total revenues	22,725	21,466	67,136	64,028	1,259	5.9%	3,108	4.9%
Cost of products sold	16,899	15,656	49,697	46,504	1,243	7.9%	3,193	6.9%
Gross profit (10)	5,826	5,810	17,439	17,524	16	0.3%	(85)	(0.5)%
Gross margin (Gross profit as a % of total revenues) (10)	25.6%	27.1%	26.0%	27.4%
Operating expenses	$4,543	$4,715	$13,443	$13,640	$(172)	(3.6)%	$(197)	(1.4)%
Operating expenses as a % of total revenues	20.0%	22.0%	20.0%	21.3%
Operating income	$1,283	$1,095	$3,996	$3,884	$188	17.2%	$112	2.9%
Operating income as a % of total revenues	5.6%	5.1%	6.0%	6.1%
Adjusted operating income (1)	$1,412	$1,516	$4,371	$4,674	$(104)	(6.9)%	$(303)	(6.5)%
Adjusted operating income as a % of total revenues	6.2%	7.1%	6.5%	7.3%
Revenues (by major goods/service lines):
Pharmacy	$17,608	$16,687	$51,833	$49,197	$921	5.5%	$2,636	5.4%
Front Store	4,740	4,614	14,601	14,288	126	2.7%	313	2.2%
Other	377	165	702	543	212	128.5%	159	29.3%
Prescriptions filled (4) (5)	368.4	352.3	1,088.9	1,048.2	16.1	4.6%	40.7	3.9%
Same store sales increase: (12)
Total	5.7%	3.6%	5.7%	3.9%
Pharmacy	6.7%	4.5%	6.8%	4.7%
Front Store	2.2%	0.6%	1.9%	1.3%
Prescription volume (4)	5.8%	7.8%	5.4%	7.3%
Generic dispensing rate (4) (11)	87.7%	88.2%	88.7%	88.7%

Supplemental Information
(Unaudited)

Health Care Benefits Segment

The following table summarizes the Health Care Benefits segment’s performance for the respective periods:

					Change
	Three Months Ended September 30,		Nine Months Ended September 30,		Three Months Ended September 30, 2020 vs 2019		Nine Months Ended September 30, 2020 vs 2019
In millions, except percentages and basis points (“bps”)	2020	2019	2020	2019	$	%	$	%
Revenues:
Premiums	$17,165	$15,507	$51,699	$47,543	$1,658	10.7%	$4,156	8.7%
Services	1,412	1,528	4,324	4,453	(116)	(7.6)%	(129)	(2.9)%
Net investment income	121	146	341	458	(25)	(17.1)%	(117)	(25.5)%
Total revenues	18,698	17,181	56,364	52,454	1,517	8.8%	3,910	7.5%
Benefit costs	14,416	12,914	40,816	39,815	1,502	11.6%	1,001	2.5%
MBR (Benefit costs as a % of premium revenues) (8)	84.0%	83.3%	78.9%	83.7%	70	bps	(480)	bps
Operating expenses	$3,333	$3,231	$10,438	$9,386	$102	3.2%	$1,052	11.2%
Operating expenses as a % of total revenues	17.8%	18.8%	18.5%	17.9%
Operating income	$949	$1,036	$5,110	$3,253	$(87)	(8.4)%	$1,857	57.1%
Operating income as a % of total revenues	5.1%	6.0%	9.1%	6.2%
Adjusted operating income (1)	$1,080	$1,423	$6,035	$4,423	$(343)	(24.1)%	$1,612	36.4%
Adjusted operating income as a % of total revenues	5.8%	8.3%	10.7%	8.4%
Premium revenues (by business):
Government	$12,181	$10,247	$36,626	$31,598	$1,934	18.9%	$5,028	15.9%
Commercial	4,984	5,260	$15,073	15,945	(276)	(5.2)%	(872)	(5.5)%

The following table summarizes the Health Care Benefits segment’s medical membership for the respective periods:

	September 30, 2020			June 30, 2020			December 31, 2019			September 30, 2019
In thousands	Insured	ASC	Total	Insured	ASC	Total	Insured	ASC	Total	Insured	ASC	Total
Medical membership: (9)
Commercial	3,268	13,671	16,939	3,298	14,179	17,477	3,591	14,159	17,750	3,560	14,159	17,719
Medicare Advantage	2,689	—	2,689	2,651	—	2,651	2,321	—	2,321	2,304	—	2,304
Medicare Supplement	1,009	—	1,009	954	—	954	881	—	881	842	—	842
Medicaid	2,028	605	2,633	1,918	586	2,504	1,398	558	1,956	1,382	562	1,944
Total medical membership	8,994	14,276	23,270	8,821	14,765	23,586	8,191	14,717	22,908	8,088	14,721	22,809

Supplemental membership information:
Medicare Prescription Drug Plan (standalone) (a)			5,540			5,575			5,994			5,998
_____________________________________________
(a)Represents the Company’s SilverScript® PDP membership only. Excludes 2.5 million members as of both December 31, 2019 and September 30, 2019 related to Aetna’s standalone PDPs that were sold effective December 31, 2018. The Company retained the financial results of the divested plans through 2019 through a reinsurance agreement. Subsequent to 2019, the Company no longer retains the financial results of the divested plans.

Supplemental Information
(Unaudited)

The following table shows the components of the change in health care costs payable during the nine months ended September 30, 2020 and 2019:

	Nine Months Ended September 30,
In millions	2020	2019
Health care costs payable, beginning of period	$6,879	$6,147
Less: Reinsurance recoverables	5	4
Health care costs payable, beginning of period, net	6,874	6,143
Acquisition	444	—
Add: Components of incurred health care costs
Current year	40,777	39,657
Prior years (a)	(448)	(511)
Total incurred health care costs (b)	40,329	39,146
Less: Claims paid
Current year	34,198	33,032
Prior years	5,865	5,253
Total claims paid	40,063	38,285
Add: Premium deficiency reserve	1	6
Health care costs payable, end of period, net	7,585	7,010
Add: Reinsurance recoverables	8	4
Health care costs payable, end of period	$7,593	$7,014
_____________________________________________
(a)Negative amounts reported for incurred health care costs related to prior years result from claims being settled for amounts less than originally estimated.
(b)Total incurred health care costs for the nine months ended September 30, 2020 and 2019 in the table above exclude (i) $1 million and $6 million, respectively, related to a premium deficiency reserve related to the Company’s Medicaid products, (ii) $31 million and $31 million, respectively, of benefit costs recorded in the Health Care Benefits segment that are included in other insurance liabilities on the Company’s unaudited condensed consolidated balance sheets and (iii) $173 million and $213 million, respectively, of benefit costs recorded in the Corporate/Other segment that are included in other insurance liabilities on the Company’s unaudited condensed consolidated balance sheets.

The following table summarizes the Health Care Benefits segment’s days claims payable for the respective periods:

	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
Days Claims Payable (13)	49	57	48	48	51

Supplemental Information
(Unaudited)

Corporate/Other Segment

The following table summarizes the Corporate/Other segment’s performance for the respective periods:

					Change
	Three Months Ended September 30,		Nine Months Ended September 30,		Three Months Ended September 30, 2020 vs 2019		Nine Months Ended September 30, 2020 vs 2019
In millions, except percentages	2020	2019	2020	2019	$	%	$	%
Revenues:
Premiums	$17	$32	$50	$69	$(15)	(46.9)%	$(19)	(27.5)%
Services	16	3	33	7	13	433.3%	26	371.4%
Net investment income	83	117	209	347	(34)	(29.1)%	(138)	(39.8)%
Total revenues	116	152	292	423	(36)	(23.7)%	(131)	(31.0)%
Benefit costs	54	77	173	213	(23)	(29.9)%	(40)	(18.8)%
Operating expenses	423	439	1,248	1,263	(16)	(3.6)%	(15)	(1.2)%
Operating loss	(361)	(364)	(1,129)	(1,053)	3	0.8%	(76)	(7.2)%
Adjusted operating loss (1)	(303)	(252)	(931)	(685)	(51)	(20.2)%	(246)	(35.9)%

Adjusted Earnings Per Share Guidance
(Unaudited)

The following reconciliations of projected net income to projected adjusted income attributable to CVS Health and calculations of projected GAAP diluted EPS and projected Adjusted EPS contain forward-looking information. All forward-looking information involves risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking information due to the risks and uncertainties related to the COVID-19 pandemic, the geographies impacted and the severity and duration of the pandemic, the pandemic’s impact on the U.S. and global economies and consumer behavior and health care utilization patterns, and the timing, scope and impact of stimulus legislation and other federal, state and local governmental responses to the pandemic, as well as the risks and uncertainties described in our SEC filings, including those set forth in the Risk Factors section and under the heading “Cautionary Statement Concerning Forward-Looking Statements” in our most recently filed Annual Report on Form 10-K and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2020. See “Non-GAAP Financial Information” earlier in this press release and endnote (2) later in this press release for more information on how we calculate Adjusted EPS.

	Year Ending December 31, 2020
	Low		High
In millions, except per share amounts	Total Company	Per Common Share	Total Company	Per Common Share
Net income attributable to CVS Health (GAAP measure)	$7,400	$5.60	$7,530	$5.70
Non-GAAP adjustments:
Amortization of intangible assets	2,340	1.77	2,340	1.77
Acquisition-related integration costs	350	0.27	350	0.27
Gain on divestiture of subsidiary	(271)	(0.20)	(271)	(0.20)
Receipt of fully reserved ACA risk corridor receivable	(305)	(0.23)	(305)	(0.23)
Loss on early extinguishment of debt	766	0.58	766	0.58
Income tax benefit	(580)	(0.44)	(580)	(0.44)
Adjusted income attributable to CVS Health (2)	$9,700	$7.35	$9,830	$7.45

Weighted average diluted shares outstanding		1,320		1,320

Endnotes

(1) The Company defines adjusted operating income as operating income (GAAP measure) excluding the impact of amortization of intangible assets and other items, if any, that neither relate to the ordinary course of the Company’s business nor reflect the Company’s underlying business performance, such as acquisition-related integration costs, gains/losses on divestitures, store rationalization charges, receipt of amounts owed to the Company under the ACA risk corridor program and any other items specifically identified herein. See “Non-GAAP Financial Information” earlier in this press release for additional information regarding the items excluded from operating income.
(2) The Company defines adjusted income attributable to CVS Health as net income attributable to CVS Health (GAAP measure) excluding the impact of amortization of intangible assets and other items, if any, that neither relate to the ordinary course of the Company’s business nor reflect the Company’s underlying business performance, such as acquisition-related integration costs, gains/losses on divestitures, store rationalization charges, receipt of amounts owed to the Company under the ACA risk corridor program, losses on early extinguishment of debt, the corresponding income tax benefit or expense related to the items excluded from adjusted income attributable to CVS Health, the corresponding impact to income allocable to participating securities, net of tax, related to the items excluded from net income attributable to CVS Health in determining adjusted income attributable to CVS Health, and any other items specifically identified herein. GAAP diluted EPS and Adjusted EPS, respectively, are calculated by dividing net income attributable to CVS Health and adjusted income attributable to CVS Health by the Company’s weighted average diluted shares outstanding. See “Non-GAAP Financial Information” earlier in this press release for additional information regarding the items excluded from net income attributable to CVS Health and GAAP diluted EPS.
(3) Enterprise prescriptions include prescriptions dispensed through the Company’s retail pharmacies, long-term care pharmacies, and mail order pharmacies as well as prescription claims managed through our pharmacy benefits manager, with an elimination for managed prescription claims filled through CVS Health dispensing channels. Management uses this metric to analyze the total prescription volume across the Company including variances between actual prescriptions and expected amounts as well as trends in period-over-period results. This metric provides management and investors with information useful in understanding the impact of prescription volume on total revenues and operating results.
(4) Includes an adjustment to convert 90-day prescriptions to the equivalent of three 30-day prescriptions. This adjustment reflects the fact that these prescriptions include approximately three times the amount of product days supplied compared to a normal prescription.
(5) Total pharmacy claims processed represents the number of prescription claims processed through our pharmacy benefits manager and dispensed by either our retail network pharmacies or our own mail and specialty pharmacies. Prescriptions filled represents the number of prescriptions dispensed through the Retail/LTC segment’s pharmacies. Management uses these metrics to understand variances between actual claims processed and prescriptions dispensed, respectively, and expected amounts as well as trends in period-over-period results. These metrics provide management and investors with information useful in understanding the impact of pharmacy claim volume and prescription volume, respectively, on segment total revenues and operating results.
(6) Pharmacy network is defined as claims filled at retail and specialty retail pharmacies, including the Company’s retail pharmacies and long-term care pharmacies, but excluding Maintenance Choice activity, which is included within the mail choice category. Maintenance Choice permits eligible client plan members to fill their maintenance prescriptions through mail order delivery or at a CVS Pharmacy retail store for the same price as mail order.
(7) Mail choice is defined as claims filled at a Pharmacy Services mail order facility, which includes specialty mail claims inclusive of Specialty Connect® claims picked up at a retail pharmacy, as well as prescriptions filled at the Company’s retail pharmacies under the Maintenance Choice program.
(8) Medical benefit ratio is calculated as benefit costs divided by premium revenues and represents the percentage of premium revenues spent on medical benefits for the Company’s insured members. Management uses MBR to assess the underlying business performance and underwriting of its insurance products, understand variances between actual results and expected results and identify trends in period-over-period results. MBR provides management and investors with information useful in assessing the operating results of the Company’s insured Health Care Benefits products.
(9) Medical membership represents the number of members covered by the Company’s insured and ASC medical products and related services at a specified point in time. Management uses this metric to understand variances between actual medical membership and expected amounts as well as trends in period-over-period results. This metric provides management and investors with information useful in understanding the impact of medical membership on segment total revenues and operating results.
(10) Gross profit is calculated as the segment’s total revenues less its cost of products sold. Gross margin is calculated by dividing the segment’s gross profit by its total revenues and represents the percentage of total revenues that remains after incurring direct costs associated with the segment’s products sold and services provided. Gross margin provides investors with information that may be useful in assessing the operating results of the Company’s Pharmacy Services and Retail/LTC segments.

(11) Generic dispensing rate is calculated by dividing the segment’s generic drug prescriptions processed or filled by its total prescriptions processed or filled. Management uses this metric to evaluate the effectiveness of the business at encouraging the use of generic drugs when they are available and clinically appropriate, which aids in decreasing costs for client members and retail customers. This metric provides management and investors with information useful in understanding trends in segment total revenues and operating results.
(12) Same store sales and prescription volume represent the change in revenues and prescriptions filled in the Company’s retail pharmacy stores that have been operating for greater than one year, expressed as a percentage that indicates the increase or decrease relative to the comparable prior period. Same store metrics exclude revenues from MinuteClinic®, revenues and prescriptions from LTC operations and, in 2019, revenues and prescriptions from stores in Brazil. Management uses these metrics to evaluate the performance of existing stores on a comparable basis and to inform future decisions regarding existing stores and new locations. Same-store metrics provide management and investors with information useful in understanding the portion of current revenues and prescriptions resulting from organic growth in existing locations versus the portion resulting from opening new stores.
(13) Days claims payable is calculated by dividing the health care costs payable at the end of each quarter by the average health care costs per day during such quarter. Management and investors use this metric as an indicator of the adequacy of the Company’s health care costs payable liability at the end of each quarter and as an indicator of changes in such adequacy over time.
(14) Certain prior year amounts have been reclassified for consistency with the current period presentation.